UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and Director

On March 2, 2023, Brendan Delaney submitted a letter to the Board of Directors (the “Board”) of Aadi Bioscience, Inc. (the “Company”) resigning from his position as the Company’s President and Chief Executive Officer (“CEO”) and as a member of the Board of Directors, effective March 14, 2023. Mr. Delaney’s decision to resign was not the result of any disagreement with management or the Board, or related to the Company’s operations, policies, or practices.

Appointment of Interim Chief Executive Officer

Effective March 15, 2023, the Board appointed Scott Giacobello, the Company’s Chief Financial Officer, to serve as the Company’s Interim CEO and President and principal executive officer. Mr. Giacobello will continue to serve in his role as Chief Financial Officer in addition to his role as Interim CEO and President. In addition, Neil Desai, Ph.D., the founder of the Company and its President and CEO prior to Mr. Delaney, continues to serve as the Executive Chairman and a member of the Board and will assist with the leadership transition. The Board has also initiated an executive search for a successor CEO, and, as such, Mr. Giacobello’s position of Interim CEO and President will end when a successor is appointed.

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee of the Board and the Board have not finalized the compensation of Mr. Giacobello in connection with his appointment as Interim CEO and President. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Biographical information for Mr. Giacobello can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2022, and is incorporated herein by reference.

Mr. Giacobello purchased 20,000 shares of the Company’s common stock (for a purchase price of $250,000) in a private placement transaction that closed on September 26, 2022 (the “PIPE Financing”). Mr. Giacobello’s transaction was on the same terms as the other investors who purchased shares in the PIPE Financing pursuant to the Securities Purchase Agreement dated September 22, 2022.

Other than the above PIPE Financing, Mr. Giacobello has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Giacobello or any other person pursuant to which Mr. Giacobello was selected as an officer. There are no family relationships between Mr. Giacobello and any of the Company’s directors or executive officers.

Item 7.01	Regulation FD Disclosure.

On March 3, 2023, the Company issued a press release announcing Mr. Giacobello’s appointment as Interim CEO and President. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Aadi Bioscience, Inc. Press Release dated March 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2023

/s/ Stephen Rodin
Stephen Rodin
Secretary, Senior Vice President and General Counsel